                                                                     EXHIBIT 1.1


                                2,000,000 Shares

              9.50% Series A Cumulative Redeemable Preferred Shares

                    (Liquidation Preference $25.00 Per Share)



                         ENTERTAINMENT PROPERTIES TRUST


                                  May 23, 2002

BEAR, STEARNS & CO. INC.
PRUDENTIAL SECURITIES INCORPORATED
BB&T CAPITAL MARKETS
FAHNESTOCK & CO. INC.
FERRIS BAKER WATTS INCORPORATED
STIFEL, NICOLAUS & COMPANY INCORPORATED
c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179
Ladies/Gentlemen:

     Entertainment Properties Trust, a Maryland real estate investment trust (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 2,000,000 shares (the "Firm Shares") of its 9.50% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (liquidation preference $25.00 per share) (the "Preferred Shares"), and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 300,000 Preferred Shares (the "Additional Shares"). The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares". The dividend payment dates, redemption provisions and other terms of the Preferred Shares are set forth in the Articles Supplementary relating to the Preferred Stock to be filed with the State Department of Assessments and Taxation of Maryland (the "Articles Supplementary"). Bear, Stearns & Co. Inc. ("Bear Stearns") is acting as lead manager in connection with the offering and sale of the Shares (the "Offering").

     1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof and as of the Closing Date and each Additional Closing Date (each as defined in Section 2 below) that:

          (a) A registration statement on Form S-3 (File No. 333-87242), with respect to the Shares, including a prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission"), has been filed with the Commission and has been declared effective. The registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement; any such amendment or supplement was prepared and filed, and any such amendment, filed after the effective date of such registration statement has been declared effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. A prospectus supplement (the "Prospectus Supplement") setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business has been or will be prepared and, together with the prospectus included in the registration statement, will be filed pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations). The registration statement, as it may have heretofore been amended and at the time it became effective, is referred to herein as the "Registration Statement," and the final form of prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Rules and Regulations, is referred to herein as the "Prospectus." Copies of the Registration Statement and the Prospectus, any amendments or supplements thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of the Registration Statement and of each amendment thereto) have been delivered to the Underwriters and their counsel. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act and the Rules and Regulations is hereafter called a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and
(ii) any such document so filed. For purposes of this Agreement, all references to the Registration Statement, the Prospectus, any Preliminary Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Electronic Data Gathering Analysis and Retrieval System (EDGAR), and such copy shall be identical in content to any Prospectus delivered to the Underwriters for use in connection with the Offering.

          (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date (as hereinafter defined) and, if later, at any Additional Closing Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, or when such part was filed with the Commission, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendment or supplement thereto, on the date of the filing thereof with the Commission and at the Closing Date and, if later, at any Additional Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light

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of the circumstances under which they were made, not misleading. When any related Preliminary Prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) under the Securities Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection
(b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you specifically for use therein. The parties acknowledge and agree that such information provided on or on behalf of any Underwriter consists solely of the material included in the list of underwriters and their respective participation in the sale of Shares under paragraph 1, and in paragraphs 6 and 9, and, in each case, under the caption "Underwriting" in the Prospectus Supplement.

          (c) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the Rules and Regulations, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) Ernst & Young LLP, who have certified the financial statements and supporting schedules and information incorporated by reference in the Registration Statement are and, during the periods covered by their reports incorporated by reference in the Registration Statement, were independent public accountants as required by the Securities Act, the Exchange Act and the Rules and Regulations. KPMG are independent public accountants as required by the Securities Act, the Exchange Act and the Rules and Regulations.

          (e) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, (A) there has been no change in the earnings, assets, properties, business, results of operations, shareholders' equity, prospects, affairs or condition (financial or otherwise) of the Company and each subsidiary of the Company listed on Exhibit A hereto (the "Subsidiaries"), taken as a whole, which has had or would reasonably be expected to have a Material Adverse Effect (as defined in Section 1(j) below), (B) there has been no casualty, loss, condemnation or other adverse event with respect to any property or interest therein owned, directly or indirectly, by the Company or any Subsidiary which has had or would reasonably be expected to have a Material Adverse Effect, (C) there have been no transactions entered into by the Company or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries taken as a whole, (D) except for regular quarterly distributions on the Company's common shares of beneficial interest ("Common Shares") which have been publicly announced through the date of this Agreement, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, and (E) there has been no material increase in long-term debt or decrease in the capital of the Company or the Subsidiaries, taken as a whole, other than in the ordinary course of their businesses (each, a "Material Adverse Change"). Since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, or entered into any transactions which are material to the Company and the Subsidiaries, taken as a whole, except for liabilities, obligations and transactions which are reflected in the Registration Statement and the Prospectus.

          (f) This Agreement and the transactions contemplated by this Agreement, the Registration Statement and the Prospectus have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

          (g) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus do not and will not (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective properties, operations or assets may be bound or (ii) violate or conflict with any provision of the declaration of trust, certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or any other organizational document of the Company or any of the Subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, operations or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, operations or assets, or any third party, is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus, including the issuance, sale and delivery of the Shares to be issued, sold and delivered hereunder, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, each of which has been obtained.

          (h) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" and, after giving effect to the Offering and the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus, will be as set forth in the column entitled "As Adjusted" under the caption "Capitalization". All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire from the Company or any Subsidiary upon the issuance or sale thereof any Common Shares, Preferred Shares, any other equity security of the Company or any Subsidiaries and any security convertible into, or exercisable or exchangeable for, any Common Shares, Preferred Shares or other such equity security (any "Relevant Security"), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. The Shares to be delivered on the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), have been duly and validly authorized for issuance and sale pursuant to this Agreement and, when delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any Relevant Security from the Company or any Subsidiary upon issuance or sale of Shares in the Offering. The Common Shares, preferred shares, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus. Except as disclosed in or specifically contemplated by the Prospectus, neither the Company nor any Subsidiary has outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security.

          (i) The Subsidiaries listed on Exhibit A hereto are the only subsidiaries of the Company within the meaning of Rule 405 under the Securities Act. Except for the Subsidiaries and EPR-Atlantic I, a Delaware general partnership (in which the Company owns an 84% interest), the Company owns no ownership or other beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity. All of the issued shares of capital stock of or other ownership interest in each of the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and, except as set forth on Exhibit A hereto, are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims.

          (j) Each of the Company and the Subsidiaries has been duly organized and validly exists as a real estate investment trust, corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign trust, corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which could not reasonably be expected to (individually or when aggregated with other such instances) have a material adverse effect on (i) the earnings, assets, business, condition (financial or otherwise), results of operations, stockholders' equity, properties, affairs or prospects of the Company and the Subsidiaries, taken as a whole; (ii) the long-term debt or capital stock of the Company or any of its Subsidiaries; or
(iii) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus (a "Material Adverse Effect"). Each of the Company and the Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits (collectively, the "Consents") of and from all public, regulatory or governmental agencies and bodies and third parties, foreign and domestic, to own, hold, lease and operate its properties and conduct its business as it is now being conducted and as described in the Registration Statement and the Prospectus, and each such Consent is valid and in full force and effect, and neither the Company nor any of the Subsidiaries has received notice of any investigation or proceedings which results in the revocation of any such Consent. Each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances and directives, except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. Neither the Company nor any Subsidiary is in violation of its declaration of trust, certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or any other organizational document. The Company and Subsidiaries are not in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or evidence of indebtedness, lease, contract or other agreement or instrument to which they are a party or by which they or any of their properties or other assets are bound, violation of which would individually or in the aggregate have a Material Adverse Effect, and no other party under any such agreement or instrument to which the Company or the Subsidiaries are a party is, to the knowledge of the Company, in default in any material respect thereunder. To the knowledge of the Company, no liability (financial or otherwise) exists for the Company or the Subsidiaries, except for those liabilities which would not have a Material Adverse Effect.

          (k) Except as described in the Prospectus, there is no legal, governmental or regulatory proceeding or other litigation (including but not limited to routine litigation) to which the Company or any of the Subsidiaries is a party or of which any property or operations of the Company or any of the Subsidiaries is the subject which, individually or in the aggregate, if determined adversely to the Company or any of the Subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the best of the Company's knowledge, no such proceeding or litigation is threatened or contemplated by any legal, governmental or regulatory authority or other third party, foreign or domestic; and the defense of all such proceedings and litigation against or involving the Company or any of the Subsidiaries could not reasonably be expected to have a Material Adverse Effect.

          (l) The consolidated financial statements of the Company, including the notes thereto, and the supporting schedule incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position as of the dates indicated and the results of operations, changes in shareholders' equity and cash flows for the periods therein specified of the Company and its consolidated Subsidiaries; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved present fairly the information required to be stated therein. The other financial and statistical information and data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein.

          (m) There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement and Prospectus in accordance with Regulation S-X.



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          (n) The statistical and market-related data included in the
Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

          (o) There are no contracts or other documents (including, without limitation, any voting agreement), which are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act, the Exchange Act or the Rules and Regulations and which have not been so described or filed. All of the contracts to which any of the Company or the Subsidiaries is a party and which are material to the business and operations of the Company and the Subsidiaries, taken as a whole, (i) have been duly authorized, executed and delivered by such entity, constitute valid and binding agreements of such entity and are enforceable against such entity in accordance with the terms thereof, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization or similar other laws affecting creditors' rights generally and (B) general equity principles and limitations on the availability of equitable relief, or (ii) in the case of any contract to be executed on or before the Closing Date, will on the Closing Date be duly authorized, executed and delivered by the Company and/or a Subsidiary, and constitute valid and binding agreements of such entity enforceable against each entity in accordance with the terms thereof, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization or similar other laws affecting creditors' rights generally and (B) general equity principles and limitations on the availability of equitable relief.

          (p) The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and the outstanding shares of Common Stock are listed on the Exchange (as defined in Section 11(b) below) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. The Shares have been approved for listing on the NYSE within 30 days of the Closing Date, subject to official notice of issuance.

          (q) Except as disclosed in the Registration Statement and the Prospectus, no holder of securities of the Company has any registration or similar rights to require registration of any debt or equity security of the Company as part or on account of, or otherwise in connection with, the sale of the Shares contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

          (r) Neither the Company nor any of its affiliates has taken, nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act, or is designed to cause or result in, or which might reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares. The Company has not distributed and, prior to the Closing Date, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Securities Act.

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          (s) The Company has not prior to the date hereof offered or sold any securities which would be "integrated" with the offer and sale of the Shares pursuant to the Registration Statement. Except as described in the Registration Statement and the Prospectus (and pursuant to the Company's dividend reinvestment plan, as in effect on the date hereof), the Company has not sold or issued any Relevant Security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Prospectus.

          (t) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required.

          (u) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (v) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied. During the period of at least the last 24 calendar months prior to the date of this Agreement, the Company has timely filed with the Commission all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. During the period of at least the last 36 calendar months preceding the filing of the Registration Statement, the Company has filed all reports required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. Immediately preceding the filing of the Registration Statement, the aggregate market value of the Company's voting stock held by non-affiliates of the Company was equal to or greater than $150 million.

          (w) Each of the Company and the Subsidiaries is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus, and after giving effect to the application of the net proceeds of the Offering, will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "'40 Act"), and is not and will not be an entity "controlled" by an "investment company" within the meaning of such act.

          (x) The Company and the Subsidiaries have good and marketable title in fee simple to, or a valid and enforceable ground leasehold interest in, all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as do not (individually or in the aggregate) materially affect the value of such property or interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries. Neither the Company nor any of the Subsidiaries has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any of the Subsidiaries. All liens, charges, encumbrances, claims or restrictions on or affecting any of the properties or the assets of the Company and the Subsidiaries which are required to be disclosed in the Prospectus are disclosed therein. The use and occupancy of each of the properties of the Company and the Subsidiaries comply in all material respects with all applicable codes and zoning laws and regulations. The Company and the Subsidiaries have no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvement of, construction on, or access to any of the properties of the Company or the Subsidiaries. The Company and the Subsidiaries have no knowledge of any pending or threatened proceeding or action that will in any manner materially affect the size of, use of, improvements or construction on, or access to any of the properties of the Company or the Subsidiaries.

          (y) The Company and each of the Subsidiaries owns or possesses adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement and Prospectus and have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others. To the best of the Company's knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. Neither the Company nor any of its Subsidiaries has granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the current products and services of the Company or those products and services described in the Registration Statement and Prospectus. There is no infringement by third parties of any such Intellectual Property; there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's or any Subsidiary's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

          (z) Each of the Company and the Subsidiaries has accurately prepared and timely filed all federal, state and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company and each of the Subsidiaries is obligated to withhold from amounts owning to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No deficiency assessment with respect to a proposed adjustment of the Company's or any of the Subsidiaries' Federal, state, or other taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any federal, state or other taxing authority, outstanding against the assets, properties or business of the Company or any of the Subsidiaries. To the knowledge of the Company, there are no tax returns of the Company or any of the Subsidiaries that are currently being audited by state, local or Federal taxing authorities or agencies which would have a Material Adverse Effect.

          (aa) Neither the Company, any of the Subsidiaries nor, to the Company's knowledge, any of its employees or agents has at any time during the last five years (i) made, on behalf of the Company, any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

          (bb) No labor disturbance by the employees of the Company or any of the Subsidiaries exists or, to the best of the Company's knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers', customers or contractors, which, in either case, could reasonably be expected to have a Material Adverse Effect. (cc) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could reasonably be expected to have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law; including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any "pension plan;" and each "pension plan" (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

          (dd) Except as would not, singularly or in the aggregate, have a Material Adverse Effect, (i) to the Company's knowledge, there does not exist on any of the properties described in the Prospectus any Hazardous Materials (as hereinafter defined) in unlawful quantities, (ii) to the Company's knowledge, there has not occurred on or off such properties any unlawful spills, releases, discharges or disposal of Hazardous Materials, and (iii) the Company and the Subsidiaries have not failed to comply with all applicable local, state and Federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, sale, storage, handling, transport and disposal of any Hazardous Materials.

          As used herein, "Hazardous Material" shall include, without limitation, any flammable explosives, radioactive materials, oil, petroleum, petroleum products, hazardous materials, hazardous wastes, hazardous or toxic substances, asbestos or any material as defined by any environmental laws, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) (CERCLA), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901, et seq.), and in the regulations adopted pursuant to each of the foregoing or by any Federal, state or local governmental authority having jurisdiction over the properties as described in the Prospectus.

          All of the properties of the Company and the Subsidiaries have been, and it is contemplated that all future acquisitions will be, subjected to a Phase I or similar environmental assessment (which generally includes a site inspection, interviews and a records review, but no subsurface sampling). These assessments and follow-up investigations, if any, of the properties (including, as appropriate, asbestos, radon and lead surveys, additional public record review, subsurface sampling and other testing), of the properties have not revealed any environmental liability that the Company believes would have a Material Adverse Effect. The Company has not agreed to assume, undertake or provide indemnification (except as may extend to lenders to the Company who finance the acquisition of real property or the refinancing thereof) for any liability of any other person under any environmental law, including any obligation for cleanup or remedial action, except as could not reasonably be expected to have a Material Adverse Effect.

          (ee) Commencing with the Company's taxable year ended December 31, 1997, the Company has been, and upon the sale of the Shares will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a "real estate investment trust" (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). The proposed method of operation of the Company as described in the Prospectus will enable the Company to continue to operate in a manner which would permit it to qualify as a REIT under the Code. The Company has no present intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT.

          (ff) Title insurance in favor of the Company and the Subsidiaries is maintained with respect to each of the properties described in the Prospectus in an amount at least equal to the cost of acquisition of such property.

          (gg) Except as disclosed in the Registration Statement, the Prospectus and any amendment or supplement thereto, there are no mortgages or deeds of trust encumbering any of the properties described in the Prospectus. The mortgages encumbering the properties are not convertible into any equity securities of the Company, nor does the Company or any of the Subsidiaries hold a participating interest therein and, except as disclosed in the Registration Statement, the Prospectus and any amendment or supplement thereto, such mortgages are not cross defaulted or cross-collateralized to any party other than the Company and the Subsidiaries.

          (hh) The Company has and maintains, or its tenants have and maintain, property and casualty insurance in favor of the Company and the Subsidiaries with respect to such entities and each of the properties owned, directly or indirectly, by the Company, in an amount and on such terms as is reasonable and customary for the businesses of the type proposed to be conducted by the Company and the Subsidiaries. Neither the Company nor any of the Subsidiaries has received from any insurance company written notice of any material defects or deficiencies affecting the insurability of any such properties.

          (ii) Except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers, trustees or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them.

          (jj) To the knowledge of the Company, each of the properties described in the Prospectus is in compliance with all presently applicable provisions of the Americans with Disabilities Act, except for any failures to comply which would not, singly or in the aggregate, result in a Material Adverse Effect.

          (kk) The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.

          Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     2. Purchase, Sale and Delivery of the Shares.

          (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price per share of $24.2125, the number of Firm Shares set forth opposite the respective names of on Schedule I hereto together with any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

          (b) Payment of the purchase price for, and delivery of certificates representing, the Firm Shares shall be made at the office of Paul, Hastings, Janofsky & Walker LLP, Park Avenue Tower, 75 East 55th Street, New York, New York 10022 ("Underwriters' Counsel"), or at such other place as shall be agreed upon by Bear Stearns and the Company, at 10:00 A.M., New York City time, on the fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the effective date of this Agreement or such other time not later than ten business days after such date as shall be agreed upon by Bear Stearns and the Company (such time and date of payment and delivery being herein called the "Closing Date").

          Payment of the purchase price for the Firm Shares shall be made by wire transfer in same day funds to the Company at the bank account designated in writing by the Company at least one business day prior to the Closing Date, upon delivery of the Firm Shares to Bear Stearns through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. Certificates for the Firm Shares shall be registered in such name or names and shall be in such denominations as Bear Stearns may request at least two business days before the Closing Date. The Company will permit Bear Stearns to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

          (c) In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters, acting severally and not jointly, the option to purchase up to 300,000 Additional Shares at the same purchase price per share to be paid by the Underwriters for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time and from time to time, in whole or in part on one or more occasions, on or before the thirtieth day following the date of the Prospectus Supplement, by written notice by Bear Stearns to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by Bear Stearns, when the Additional Shares are to be delivered (any such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Upon any exercise of the option as to all or any portion of the Additional Shares, each Underwriter, acting severally and not jointly, will purchase that proportion of the total number of Additional Shares then being purchased which the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Shares that the Underwriters have agreed to purchased hereunder, subject, however, to such adjustments to eliminate any fractional shares as Bear Stearns in its sole discretion shall make.

          (d) Payment of the purchase price for, and delivery of certificates representing, the Additional Shares shall be made at the office of Underwriters' Counsel, or at such other place as shall be agreed upon by Bear Stearns and the Company, at 10:00 A.M., New York City time, on the Additional Closing Date, or such other time as shall be agreed upon by Bear Stearns and the Company.

          Payment of the purchase price for the Additional Shares shall be made by wire transfer in same day funds to the Company at the bank account designated in writing by the Company at least one business day prior to the Additional Closing Date upon delivery of certificates for the Additional Shares to Bear Stearns through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. The Additional Shares shall be registered in such name or names and shall be in such denominations as Bear Stearns may request at least two business days before the Additional Closing Date. The Company will permit Bear Stearns to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

     3. Offering. Upon authorization of the release of the Firm Shares by Bear Stearns, the Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus Supplement.

     4. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

          (a) The Company will cause the Prospectus Supplement to be filed as required by Section 1(a) hereof (but only if the Underwriters or their counsel have not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify the Underwriters promptly of such filing. During the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act or such date which is 90 days after the Closing Date, whichever is later, the Company will notify the Underwriters promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed, or of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information. The Company will prepare and file with the Commission, promptly upon the Underwriters' request, any amendments or supplements to the Registration Statement or the Prospectus that, in the Underwriters' opinion, may be necessary or advisable in connection with the Underwriters' distribution of the Shares; and the Company will file no amendment or supplement to the Registration Statement or the Prospectus (other than any prospectus supplement relating to the offering of other securities registered under the Registration Statement or any document required to be filed under the Exchange Act that upon filing is deemed to be incorporated by reference therein) to which the Underwriters or their counsel shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

          (b) The Company will advise the Underwriters, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification or registration of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

          (c) The Company shall comply with the Securities Act, the Exchange Act and the Rules and Regulations to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act or the Exchange Act in connection with the sales of Shares, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act, the Exchange Act or the Rules and Regulations it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement, or to file any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission (at the expense of the Company) an appropriate amendment or supplement (in form and substance satisfactory to Bear Stearns) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

          (d) The Company will promptly deliver to each of you and Underwriters' Counsel a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company's files manually signed copies of such documents for at least five years after the date of filing. The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as you may reasonably request. Prior to 10:00 A.M., New York time, on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request.

          (e) The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Section 5(b) of the Securities Act.

          (f) The Company will make generally available to its security holders and to the Underwriters as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the date that the Prospectus Supplement is filed pursuant to Rule 424(b) under the Securities Act, an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158) covering a period of twelve months beginning on the date that the Prospectus Supplement is filed pursuant to Rule 424(b) under the Securities Act.

          (g) During the period of five years from the date the Prospectus Supplement is filed pursuant to Rule 424(b) under the Securities Act, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to you (i) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission).

          (h) The Company will apply the net proceeds from the sale of the Shares as set forth under the caption "Use of Proceeds" in the Prospectus.

          (i) The Company will use its best efforts to list the Shares, subject to official notice of issuance, on the Exchange and maintain the listing of the Shares on the Exchange.

          (j) The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

          (k) The Company will not at any time, directly or indirectly, take any action designed to, or which might reasonably be expected to, cause or result in, or which has constituted or which might reasonably be expected to constitute, a violation of Regulation M under the Exchange Act, or the stabilization of the price of its capital stock to facilitate the sale or resale of any of the Shares.

          (l) The Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code for each of its taxable years for so long as the board of trustees deems it in the best interests of the Company's stockholders to remain so qualified.

          (m) The Company will not be or become, at any time prior to the expiration of three years after the date of the Agreement, an "investment company," as such term is defined in the '40 Act.

          (n) The Company will maintain a transfer agent and, if necessary under the jurisdiction of formation of the Company, a Registrar for its Common Shares and Preferred Shares.

          (o) The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date or the Additional Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Firm Shares and the Additional Shares.

     5. Payment of Expenses. Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Securities Act and the Offering; (iii) the cost of producing this Agreement and any agreement among Underwriters, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws, if required, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky survey; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the Offering; (vi) all fees and expenses in connection with listing the Shares on the Exchange; (vii) all travel expenses of the Company's officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares; and (viii) any stock transfer taxes incurred in connection with this Agreement or the Offering. The

Company also will pay or cause to be paid: (x) the cost of preparing stock certificates, if any, representing the Shares; (y) the cost and charges of any transfer agent or registrar for the Shares; and (z) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that except as provided in this Section, and Sections 7, 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes on resale of any of the Shares by them. Notwithstanding anything to the contrary in this Section 5, in the event that this Agreement is terminated pursuant to Section 6 or 11(b) hereof, or subsequent to a Material Adverse Change, the Company will pay all out-of pocket expenses of the Underwriters (including but not limited to fees and disbursements of counsel to the Underwriters) incurred in connection herewith.

     6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 of any material misstatement or omission, to the performance by the Company of its obligations hereunder, and to each of the following additional conditions:

          (a) The Registration Statement shall have become effective and all necessary regulatory approvals shall have been received not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by Bear Stearns; the Prospectus containing information relating to the description of the Shares and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission, nor has any state securities authority suspended the qualification or registration of the Shares for offering or sale in any jurisdiction and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriters and the Underwriters' counsel.

          (b) The Underwriters shall not have advised the Company that the Registration Statement or any amendment thereto contains an untrue statement of fact that in the opinion of the Underwriters or the Underwriters' counsel is material or omits to state a fact that in the opinion of the Underwriters or their counsel is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the opinion of the Underwriters or the Underwriters' counsel is material or omits to state a fact that in the opinion of the Underwriters or the Underwriters' counsel is material and is necessary, in the light of the circumstances under which they were made, to make the statements therein not misleading.

          (c) At the Closing Date you shall have received the favorable written opinion of Kutak Rock LLP, counsel for the Company, dated the Closing Date addressed to the Underwriters in the form attached hereto as Annex I.

          (d) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to Bear Stearns and to Underwriters' Counsel, and the Underwriters shall have received from Underwriters' Counsel a favorable written opinion, dated as of the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as Bear Stearns may require, and the Company shall have furnished to Underwriters' Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (e) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in
Section 1 hereof are accurate, (iii) as of the Closing Date all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and (vi) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in or affecting
(x) the business, condition (financial or otherwise), results of operations, stockholders' equity, properties, affairs or prospects of the Company and the Subsidiaries, taken as a whole; (y) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (z) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus.

          (f) At the time this Agreement is executed and at the Closing Date, you shall have received comfort letters, from each of Ernst & Young LLP and KPMG LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters' Counsel.

          (g) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus and through the Closing, there shall not have been any material change in the capital stock (except pursuant to the Company's dividend reinvestment plan, as in effect on the date hereof) or long-term debt of the Company or any of the Subsidiaries or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, stockholders' equity, properties, affairs or prospects of the Company and the Subsidiaries, taken as a whole, including but not limited to the occurrence of any fire, flood, explosion or other calamity at any of the properties owned or leased by the Company or any of its Subsidiaries, the effect of which, in any such case described above, is, in the reasonable judgment of Bear Stearns, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

          (h) Prior to the Closing Date, the Shares shall have been approved for listing, subject to official notice of issuance, on the Exchange.

          (i) Subsequent to the execution and delivery of this Agreement (i) no downgrading or adverse change shall have occurred in the rating accorded any security of the Company by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any security of the Company, that, in either event, makes it impractical or inadvisable, in the Underwriters' judgment, to offer or deliver the Shares on the terms and in the manner contemplated in the Prospectus.

          (j) Prior to the Closing Date, the Company shall have duly filed the Articles Supplementary with the State Department of Assessments and Taxation of Maryland.

          (k) The Company shall have furnished the Underwriters and Underwriters' Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be satisfactory in form and substance to Bear Stearns and to Underwriters' Counsel, acting reasonably, all obligations of the Underwriters hereunder may be cancelled by Bear Stearns at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by Bear Stearns at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

     7.   Indemnification.

          (a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Bear Stearns expressly for use therein. The parties agree that such information provided by or on behalf of any Underwriter through Bear Stearns consists solely of the material referred to in the last sentence of Section 1 (b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.


          (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through Bear Stearns specifically for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including but not limited to other liability under this Agreement. The parties acknowledge and agree that such information provided on or on behalf of any Underwriter consists solely of the material included in the list of underwriters and their respective participation in the sale of Shares under paragraph 1, and in paragraphs 6 and 9, and, in each case, under the caption "Underwriting" in the Prospectus Supplement.

          (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7. In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action,
(iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this
Section 7 or Section 8 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment
(i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and
(ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

     8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the Offering or, if such allocation is not permitted by applicable law, in such proportion as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares to be purchased by each of the Underwriters hereunder and not joint.

     9.   Default by an Underwriter.

          (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by Bear Stearns pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, the Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

          (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, Bear Stearns may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default Bear Stearns does not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

          (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, Bear Stearns or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

     10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto, including the agreements contained in
Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in

Sections 5, 7, 8, 10 and 11(d) hereof shall survive any termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

     11.  Effective Date of Agreement; Termination.

          (a) This Agreement shall become effective upon the execution of this Agreement. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by Bear Stearns notifying the Company. Notwithstanding any termination of this Agreement, the provisions of this Section 11 and of Sections 1, 5, 7, 8 and 12 through 17, inclusive, shall be in full force and effect at all times after the execution hereof.

          (b) Bear Stearns shall have the right to terminate this Agreement at any time prior to the Closing Date or to terminate the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of Bear Stearns will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on The New York Stock Exchange ("the Exchange") shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Exchange or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (D) any downgrading shall have occurred in the Company's corporate credit rating or the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities; or (E) (i) if there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or
(ii) if there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in
(i) or (ii), in the judgment of Bear Stearns, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus.

          (c) Any notice of termination pursuant to this Section 11 shall be in writing.

          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to (i) notification by Bear Stearns as provided in Section 11(a) hereof or (ii) Section 9(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by Bear Stearns, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

     12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

          (a) if sent to any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Equity Capital Markets, with a copy to Underwriter's Counsel at Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, Attention: Luke P. Iovine, III, Esq;

          (b) if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement, Attention: Chief Executive Officer;

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to Bear Stearns, which address will be supplied to any other party hereto by Bear Stearns upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

     13. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

     14.  Governing Law and Jurisdiction; Waiver of Jury Trial. THIS
AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York or the United State District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a "Proceeding"), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

     15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

     16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     17. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

                            [signature page follows]

         If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                        Very truly yours,

                                        ENTERTAINMENT PROPERTIES TRUST


                                        By:
                                           -------------------------------------
                                            Name:
                                            Title:

Accepted as of the date first above written

BEAR, STEARNS & CO. INC.                    STIFEL, NICOLAUS & COMPANY
                                            INCORPORATED

By:                                         By:
   -------------------------------             ---------------------------------
      Name:                                      Name:
      Title:                                     Title:

PRUDENTIAL SECURITIES INCORPORATED

By:
   -------------------------------
      Name:
      Title:

BB&T CAPITAL MARKETS

By:
   -------------------------------
      Name:
      Title:

FAHNESTOCK & CO. INC.

By:
   -------------------------------
      Name:
      Title:

FERRIS BAKER WATTS INCORPORATED

By:
   -------------------------------
      Name:
      Title:

                                   SCHEDULE I


                                                                             Number of Additional
                                               Total Number of Firm        Shares to be Purchased if
Name of Underwriter                           Shares to be Purchased       Option is Fully Exercised
-------------------                           ----------------------       -------------------------

Bear, Stearns & Co. Inc.                              560,000                        84,000

Prudential Securities Incorporated                    560,000                        84,000

BB&T Capital Markets                                  220,000                        33,000

Fahnestock & Co. Inc.                                 220,000                        33,000

Ferris Baker Watts Incorporated                       220,000                        33,000

Stifel Nicolaus & Company                             220,000                        33,000

                  Total.....................        2,000,000                       300,000
                                                    =========                       =======

                                    EXHIBIT A

                                  Subsidiaries


Wholly Owned Subsidiary                       Jurisdiction of Incorporation
-----------------------                       -----------------------------
EPT DownREIT, Inc.                                       Missouri

EPT DownREIT II, Inc.                                    Missouri

3 Theatres, Inc.                                         Missouri

Megaplex Holdings, Inc.                                  Missouri

Megaplex Nine Inc.                                       Missouri

Theater Sub Inc.                                         Missouri

Megaplex Four Inc.                                       Missouri

EPT Veterans Inc.                                        Missouri

WestCol Holdings LLC                                     Delaware

WestCol Corp.                                            Delaware

WestCol Center LLC                                       Delaware

WestCol Theatre LLC                                      Delaware



Not Wholly Owned subsidiary                 Jurisdiction of Incorporation
---------------------------                 -----------------------------
      EPT Gulf States LLC                                Delaware
(99% common membership interest)

     30 West Pershing LLC                                Missouri
   (100% owned by EPT Gulf
        States LLC)

                                     ANNEX I


                       Form of Opinion of Company Counsel


          (i) The Company is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus. Each of the Company's subsidiaries is a corporation, limited partnership or limited liability company, as the case may be, duly formed and validly existing in its jurisdiction of organization and is in good standing in its respective jurisdiction of organization with full power and authority to own, lease and operate its properties and conduct the business in which it is engaged. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect.

          (ii) The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are not now in violation of or subject to any preemptive or, to the best of such counsel's knowledge, similar rights that entitle or will entitle any person to acquire any Shares from the Company upon issuance or sale thereof. The Shares to be delivered on the Closing Date and the Additional Closing Date, if any, have been duly and validly authorized and, when delivered in accordance with the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to preemptive or, to the best of such counsel's knowledge, similar rights that entitle or will entitle any person to acquire any Shares from the Company upon issuance or sale thereof. All of the issued shares of capital stock, partnership interests or membership interests, as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. The issued and outstanding common stock of the Company, the preferred shares, the Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus and the Shares will conform in all material respects to the descriptions thereof contained in the Articles Supplementary. The form of certificate used to evidence the Shares is in due and proper form and complies with all applicable statutory requirements, with any applicable requirements of the Company's organizational documents and with the requirements of the New York Stock Exchange "(NYSE").

          (iii) The Common Shares currently outstanding are listed, and the Shares to be sold under the Underwriting Agreement to the Underwriters are duly authorized for listing on the NYSE.

          (iv) The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to the qualification that the enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

          (v) To the best of such counsel's knowledge, there is no litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company or any of its subsidiaries, involving the Company's or any of its subsidiaries' officers or directors or to which any of the Company's or any of its subsidiaries' properties or other assets are subject which might reasonably be expected to have a Material Adverse Effect or to affect the consummation of the transactions contemplated herein or the performance by the Company of its obligations hereunder.

          (vi) The execution, delivery, and performance of the Underwriting Agreement and the consummation of the transactions contemplated by Underwriting Agreement, the Registration Statement and the Prospectus do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or any other agreement, instrument, franchise, license or permit known to such counsel to which the Company or any of its subsidiaries is a party or by which any of the Company or any of its subsidiaries or their respective properties or assets may be bound or (B) violate or conflict with any provision of the declaration of trust, certificate of incorporation, certificate of limited partnership, articles of organization, by-laws or other organizational documents, as the case may be, of the Company or any of its subsidiaries, or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets.

          (vii) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by the Underwriting Agreement, the Registration Statement and the Prospectus, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) or (2) such as have been made or obtained under the Securities Act.

          (viii) The Registration Statement, the Preliminary Prospectus and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered), at the date of filing thereof with the Commission and at the Closing Time, complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations. The documents filed under the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus or any amendment thereof or supplement thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations.

          (ix) The statements under the captions "Risk Factors", "Federal Income Tax Consequences", "Description of Securities", "Additional Federal Income Tax Consequences", "Description of Series A Cumulative Redeemable Preferred Shares" and "Underwriting" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

          (x) The Company and its subsidiaries are not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (xi) The Registration Statement and all post-effective amendments, if any, have become effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) under the Securities Act have been made.

          (xii) The Company has full right, power and authority to execute and deliver the Underwriting Agreement and the Shares and to perform its obligations thereunder, and all corporate action required to be taken for the due and proper authorization, execution and delivery of the Underwriting Agreement and the Shares and the consummation of the transactions contemplated by Underwriting Agreement, the Registration Statement and the Prospectus and as described in the Prospectus have been duly and validly taken.

         (xiii) To the best knowledge of such counsel, there is no contract or agreement of a character (1) to be filed under the Exchange Act if upon such filing they would be incorporated by reference in the Registration Statement or Prospectus or (2) to be filed as exhibits to the Registration Statement that are not described and filed as required.

          (xiv) Neither the Company nor any of its subsidiaries is in violation of its respective declaration of trust, articles of incorporation, articles of organization, certificate of limited partnership, by-laws or other organizational document, as the case may be, and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

          (xv) Neither the Company nor any of its subsidiaries has violated any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the

Foreign Corrupt Practices Act, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

          (xvi) Each of the Company and its subsidiaries has such authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable environmental laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect; each such authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such authorization; and such authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

          (xvii) Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company, or any security convertible into, exercisable for, or exchangeable for shares of capital stock in the Company. No holder of any security of the Company has the right to have any security owned by such holder included for registration in the Registration Statement or otherwise registered by the Company under the Securities Act in connection with the issuance and sale of the Shares.

          (xviii) The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings, contracts and other documents, are accurate and fairly present the information required to be shown in all material respects; and counsel does not know of statutes or legal or governmental proceedings required to described in the prospectus that are not described as required, or of any contracts or documents of a character required to be described that are not described as required, in the Registration Statement or Prospectus.

          (xix) The Company has satisfied all of the conditions and requirements for filing the Registration Statement on Form S-3.

          (xx) The Company was organized in conformity with the requirements for qualification as a REIT for federal income tax purposes, and, based on the facts and its method of operation has enabled it, and its proposed method of operation will enable it, to meet the requirements under the Code for qualification and taxation as a REIT and its subsidiaries will be treated for federal income tax purposes as partnerships and not as associations taxable as corporations or as publicly traded partnerships.

          (xxi) To the best knowledge of such counsel, each of the Company and its subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns through the date hereof, if any such returns are required to be filed, and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity which, if determined adversely to any such entity, could have a Material Adverse Effect on the assets, operations, business or condition (financial or otherwise) of any such entity, respectively.

         In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents and the Prospectus and related matters were discussed and, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement (including the documents incorporated by reference therein), at the time it became effective or any amendment thereof made prior to the Closing Date, as of the date of such amendment, contained or incorporated by reference any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (including the documents incorporated by reference therein), as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein).